Exhibit 10.5

FOURTH AMENDMENT TO THE
AMENDED & RESTATED INVESTMENT ADVISORY AGREEMENT

This Fourth Amendment (this “Amendment”) to the Amended & Restated Investment Advisory Agreement is entered into as of December 19, 2025 (the “Amendment Effective Date”), by and between T Bank, N.A., a national banking association (“T Bank”), and Tectonic Advisors, LLC, a Texas limited liability company formerly known as III:I Financial Management Research, L.P. (“Tectonic”).

[Recitals]

WHEREAS, T Bank and Tectonic (as successor to III:I Financial Management Research, L.P.) are parties to that certain Amended & Restated Investment Advisory Agreement, dated as of May 14, 2015, as amended from time to time (the “A&R Investment Advisory Agreement”);

WHEREAS, Tectonic Financial, Inc. (“TFI”), Tectonic, certain continuing shareholders of Tectonic (the “TA Continuing Shareholders”), and certain other parties have entered into a Separation Agreement and Plan of Distribution (the “Separation Agreement”), pursuant to which, among other things, TFI will distribute all of the membership interests of Tectonic to the TA Continuing Shareholders (the “Distribution”);

WHEREAS, in connection with the transactions contemplated by the Separation Agreement, the parties desire to clarify that such transactions shall not constitute a “Change of Control,” “assignment,” or other event giving rise to any termination right under the A&R Investment Advisory Agreement, including under Section 11.02(h) thereof; and

WHEREAS, T Bank and Tectonic desire to clarify the A&R Investment Advisory Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the A&R Investment Advisory Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, T Bank and Tectonic agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the A&R Investment Advisory Agreement. Capitalized terms used but not defined in the A&R Investment Advisory Agreement shall have the meanings assigned to them in the Separation Agreement.

2. Change of Control Safe Harbor for Separation Agreement Transactions. Notwithstanding anything to the contrary in the A&R Investment Advisory Agreement, the Distribution, the transfer of the membership interests of Tectonic to the TA Continuing Shareholders, and any related restructuring steps undertaken in connection therewith (collectively, the “Separation Transactions”), do not and shall not constitute a “Change of Control,” an “assignment,” or any other event giving rise to any termination right under Section 11.02(h) of the A&R Investment Advisory Agreement or any related provision thereof. The parties agree that the Separation Transactions shall not provide either party with any right to terminate the A&R Investment Advisory Agreement, and the A&R Investment Advisory Agreement shall remain in full force and effect following consummation of the Separation Transactions, subject to its existing terms and conditions (as amended hereby).

3. Effect of Amendment. Except as otherwise expressly set forth herein, all other terms and conditions of the A&R Investment Advisory Agreement remain in full force and effect without modification. From and after the execution of this Amendment by the parties hereto, any reference to the A&R Investment Advisory Agreement shall be deemed a reference to the A&R Investment Advisory Agreement as amended hereby.

4. No Assignment; Continuity of Party. The parties acknowledge and agree that Tectonic’s prior conversion from III:I Financial Management Research, L.P. to Tectonic Advisors, LLC, and the Separation Transactions, do not constitute an assignment of the A&R Investment Advisory Agreement and do not alter the identity of Tectonic as a party to the A&R Investment Advisory Agreement. Tectonic shall remain responsible for all obligations under the A&R Investment Advisory Agreement, as amended hereby.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflicts of law principles.

6. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, email (including .pdf), or other electronic means shall be deemed to be original signatures for all purposes.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

T BANK, N.A.

By:	/s/ A. Haag Sherman
Name:	A. Haag Sherman
Title:	Chief Executive Officer

TECTONIC ADVISORS, LLC

By:	/s/ Michelle Baird
Name:	Michelle Baird
Title:	Manager and Chief Financial Officer

[Signature Page to the Fourth Amendment to the Amended & Restated Investment Advisory
Agreement]